EXHIBIT 4.4


                              CERTIFICATE OF TRUST

                                       OF

                            LEUCADIA CAPITAL TRUST I


               THIS Certificate of Trust of Leucadia Capital Trust I (the "Trust"), dated as of January 10, 1997, is being duly executed and filed by the undersigned, as trustee, to form a business trust under the Delaware Business Trust Act (12 Del. C. Section 3801, et seq.).
                                      ----------               -- ----
               1.   Name.  The name of the business trust formed hereby is
                    ----
     Leucadia Capital Trust I.

               2.   Delaware Trustee.  The name and business address of the
                    ----------------
     trustee of the Trust with a principal place of business in the State of Delaware are Chase Manhattan Bank Delaware, 1201 Market Street, Wilmington, Delaware 19801.

               3.   Effective Date.  This Certificate of Trust shall be
                    --------------
     effective upon filing.

               IN WITNESS WHEREOF, the undersigned, being the trustee of the Trust, has executed this Certificate of Trust as of the date first-above written.

                              CHASE MANHATTAN BANK DELAWARE,
                              not in its individual capacity but solely as trustee of the Trust



                              By:/s/ John J. Cashin
                                 --------------------------------
                                   Name:   John J. Cashin
                                   Title:  Senior Trust Officer





     NYFS04...:\30\76830\0146\1197\EXH1317P.520